Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On September 1, 2022, Chase Corporation (“Chase” or the “Company”) completed the previously announced acquisition (the “Acquisition”) of NuCera Solutions, pursuant to which Chase purchased all of the outstanding capital stock of NuCera Holdings Inc. (“NuCera”). The Acquisition was made pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated July 15, 2022, by and among Chase, NuCera, and NuCera Solutions Holdco LP, as seller.

The unaudited pro forma combined financial information has been derived from:

●	the audited consolidated financial statements and related notes of Chase as of and for the year ended August 31, 2022, as included in Chase’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on November 10, 2022;
●	the audited combined consolidated financial statements and related notes of NuCera as of and for the year ended December 31, 2021, included as Exhibit 99.3 to the Form 8-K/A to which this unaudited pro forma financial information is attached; and
●	the interim unaudited condensed combined consolidated financial statements and related notes of NuCera as of and for the six months ended June 30, 2022, included as Exhibit 99.4 to the Form 8-K/A to which this unaudited pro forma financial information is attached.

The unaudited pro forma condensed combined financial information herein presents the combined historical financial position and results of operations of Chase and NuCera after giving effect to the transaction based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma financial information. The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had been consummated on August 31, 2022. The unaudited pro forma condensed combined statement of operations gives effect to the Acquisition as if it had been consummated at September 1, 2021.

Chase’s fiscal year ends on August 31, while the fiscal year of NuCera ends on December 31. The unaudited pro forma condensed combined statement of operations combines the consolidated condensed statement of operations of Chase for the fiscal year ended August 31, 2022 with the unaudited statement of operations of NuCera for the twelve months ended June 30, 2022. The unaudited pro forma condensed combined balance sheet combines the consolidated condensed balance sheet of Chase as of August 31, 2022 with the unaudited balance sheet of NuCera as of June 30, 2022.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements of Chase and NuCera as well as the accompanying notes to the unaudited pro forma condensed combined financial information.

The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent Chase’s actual consolidated financial position or results of operations had the Acquisition been completed as of the dates presented, nor should it be considered indicative of Chase’s future consolidated financial position or results of operations.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined entity may achieve as a result of the acquisition or the costs necessary to achieve any such cost savings, operating synergies or revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

In thousands, except share and per share amounts

	August 31,	June 30,			August 31,
	2022	2022			2022
	Chase	NuCera	Transaction Accounting	Note	Pro Forma
	(Audited)	(Unaudited)	Adjustments	Reference	Combined
ASSETS
Current Assets
Cash and cash equivalents	$315,495	$1,901	$(249,610)	(A)	$67,786
Accounts receivable, net	51,540	13,728	—		65,268
Inventory	63,039	15,600	2,242	(B)	80,881
Prepaid expenses and other current assets	4,374	1,907	(726)	(C)	5,555
Prepaid income taxes and refunds due	2,329	—	—		2,329
Total current assets	436,777	33,136	(248,094)		221,819

Property, plant and equipment, net	24,248	28,865	9,661	(D)	62,774

Other Assets
Goodwill	95,160	1,096	75,412	(E)	171,668
Intangible assets, net	33,661	6,809	141,212	(F)	181,682
Cash surrender value of life insurance	4,450	—	—		4,450
Restricted investments	2,367	—	—		2,367
Deferred income taxes	5,763	242	(242)	(G)	5,763
Operating lease right-of-use assets	8,596	676	—		9,272
Other assets	558	216	3,803	(H)	4,577
Total assets	$611,580	$71,040	$(18,248)		$664,372

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$20,122	$5,024	$—		$25,146
Accrued expenses	14,652	4,547	—		19,199
Income taxes payable	554	313	—		867
Short-term debt	—	6,105	(6,105)	(I)	—
Total current liabilities	35,328	15,989	(6,105)		45,212

Long-term debt	180,000	45,431	(45,431)	(J)	180,000
Operating lease long-term liabilities	6,618	558	—		7,176
Deferred compensation	2,375	—	—		2,375
Accumulated pension obligation	7,431	—	—		7,431
Other liabilities	2,897	—	3,803	(H)	6,700
Deferred income taxes	2,282	1,239	37,209	(K)	40,730
Accrued income taxes	1,820	—	99	(L)	1,919
Total liabilities	$238,751	$63,217	$(10,425)		$291,543

Equity
Preferred Stock	—	—	—		—
Common stock	947	—	—		947
Additional paid-in capital	21,409	—	—		21,409
Accumulated other comprehensive loss	(20,367)	—	—		(20,367)
Retained earnings	370,840	—			370,840
NuCera Holdings Inc. stockholder's equity	—	7,823	(7,823)	(M)	—
Total equity	372,829	7,823	(7,823)		372,829
Total liabilities and equity	$611,580	$71,040	$(18,248)		$664,372

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

In thousands, except share and per share amounts

	Twelve Months Ended				Twelve Months Ended
	August 31,	June 30,			August 31,
	2022	2022			2022
	Chase	NuCera	Transaction Accounting	Note	Pro Forma
	(Audited)	(Unaudited)	Adjustments	Reference	Combined

Revenue
Sales	$322,462	$87,968	$—		$410,430
Royalties and commissions	3,198	—	—		3,198
	325,660	87,968	—		413,628
Costs and Expenses
Cost of products and services sold	202,708	59,825	—		262,533
Selling, general and administrative expenses	54,438	11,128	13,135	(A)	78,701
Research and products development costs	4,415	1,882	—		6,297
Operations optimization costs	842	—	—		842
Acquisition-related costs	4,000	—	—		4,000
Loss on contingent consideration	432	—	—		432
Insurance proceeds	—	(3,995)	—		(3,995)
Purchase accounting adjustments	—	—	2,975	(B)	2,975

Operating income	58,825	19,128	(16,110)		61,843

Interest expense	(425)	(2,826)	(7,212)	(C)	(10,463)
Other income (expense)	198	308	—		506

Income before income taxes	58,598	16,610	(23,322)		51,886

Income taxes expense (benefit)	13,927	2,673	(5,606)	(D)	10,994

Net income	$44,671	$13,937	$(17,716)		$40,892

Net income available to common shareholders, per common and common equivalent share

Basic	$4.72				$4.32

Diluted	$4.70				$4.31

Weighted average shares outstanding
Basic	9,399,085				9,399,085
Diluted	9,434,341				9,434,341

Annual cash dividend per share	$1.00				$1.00

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes have been prepared in accordance with Article 11 of Regulation S-X as amended and are based on historical consolidated financial statements of Chase and the historical combined financial statements of NuCera as adjusted to give effect to the Acquisition. The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had been consummated on August 31, 2022. The unaudited pro forma condensed combined statement of operations gives effect to the Acquisition as if it had been consummated at September 1, 2021.

Chase’s fiscal year ends on August 31, while the fiscal year of NuCera ends on December 31. The unaudited pro forma condensed combined statement of operations combines the consolidated condensed statement of operations of Chase for the fiscal year ended August 31, 2022 with the unaudited statement of operations of NuCera for the twelve months ended June 30, 2022. The unaudited pro forma condensed combined balance sheet combines the consolidated condensed balance sheet of Chase as of August 31, 2022 with the unaudited balance sheet of NuCera as of June 30, 2022.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations, (“ASC 805”). For purposes of the unaudited pro forma condensed combined balance sheet, the purchase price consideration has been allocated to the assets acquired and liabilities assumed of NuCera based upon preliminary estimate of their fair values as of the acquisition date. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to revision as further analyses are completed and additional information becomes available. The purchase price consideration as well as the estimated fair values of the assets acquired and liabilities assumed will be finalized as soon as practicable, but no later than one year from the closing of the Acquisition.

Management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the Acquisition, and that the pro forma adjustments in the unaudited pro forma condensed financial information give appropriate effect to those assumptions.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

In thousands, except share and per share amounts

Note 2 — Preliminary Purchase Price Allocation

The following table summarizes the components of the preliminary estimated purchase price and related allocation as of the Acquisition date (in thousands):

Preliminary Purchase Price Allocation	Amount
Cash consideration	$249,610
Total fair value of consideration transferred	249,610

Assets acquired:
Cash and cash equivalents	$498
Accounts receivable	10,475
Inventory	17,109
Prepaid and other current assets	1,401
Property, plant & equipment	38,332
Operating lease right-of-use assets	653
Goodwill	80,454
Intangible assets	148,021
Other assets	4,014
Total assets acquired	300,957

Liabilities assumed:
Accounts payable	$4,333
Accrued liabilities	2,654
Operating lease liabilities	730
Income taxes payable	1,280
Other liabilities	3,803
Deferred tax liabilities	38,448
Accrued Income Taxes	99
Total liabilities assumed	51,347
Net Assets acquired	$249,610

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 3 — Transaction Accounting Adjustments

The following describes the transaction accounting adjustments related to the Acquisition that are necessary to account for the adjustment and have been included in the unaudited pro forma condensed combined financial information. The pro forma adjustments are based on preliminary estimates and valuations that could change significantly as additional information is obtained.

Balance Sheet Adjustments

A.	Represents the cash consideration transferred at the closing of the Acquisition.
B.	Represents the adjustments to reflect the preliminary fair value of inventory acquired.
C.	Represents the adjustment to write-off NuCera deferred financing expense.
D.	Represents the adjustments to reflect the preliminary fair value of property and equipment acquired, consisting of the following (in thousands):

Preliminary Fair Value
Total preliminary fair value of acquired property and equipment	$38,332
Less: historical property and equipment of NuCera	(28,671)
Transaction accounting adjustment	$9,661

E.	Represents the preliminary fair value of goodwill acquired, consisting of the following (in thousands):

Preliminary Estimated Amount
Increase in goodwill from purchase accounting	$76,508
Less: historical goodwill of NuCera	(1,096)
Transaction accounting adjustment	$75,412

F.	Represents the preliminary fair value of intangible assets acquired, consisting of the following (in thousands):

	Preliminary Estimated Amount	Preliminary Estimated Useful Life
Increase in intangibles assets from purchase accounting:
Backlog	2,821	3 Months
Trade Name	6,100	10 Years
Developed Technology	13,400	10 Years
Customer Relationships	125,700	15 Years
Less: historical intangible assets of NuCera	(6,809)
Transaction accounting adjustment	$141,212

G.	Represents the write-off of NuCera deferred tax asset.
H.	Represents the preliminary tax receivable and tax liability recorded as part of the Acquisition.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

I.	Represents the repayment of NuCera short-term debt at the closing of the Acquisition.
J.	Represents the repayment of NuCera long-term debt at the closing of the Acquisition.
K.	Represents the write-off of NuCera deferred tax liability and recording of the new deferred tax liability as a result of purchase accounting, consisting of the following (in thousands):

Preliminary Estimated Amount
Adjustment to record Chase tax impact from purchase accounting	38,448
Less: Adjustment of NuCera tax impact from purchase accounting	(1,239)
Transaction accounting adjustment	$37,209

L.	Represents the assumed tax liability as a result of purchase accounting.
M.	Represents the NuCera equity write-off as part of purchase accounting.

Statement of Operations Adjustments

A.	Represents amortization of the new intangible assets acquired by Chase adjusted by the old amortization recorded by NuCera and adjustment for additional compensation to retain key employees, consisting of the following (in thousands):

Preliminary Estimated Amount
Amortization of new intangible assets acquired by Chase from purchase accounting	$13,151
Adjustment for additional compensation to retain NuCera key employees	663
Less: historical intangible amortization recorded by NuCera	(679)
Transaction accounting adjustment	$13,135

B.	Represents the adjustment for the inventory step-up and property plant, and equipment (“PP&E”) step-up recorded as part of the acquisition to record inventory at fair value.

Preliminary Fair Value
Adjustment for inventory purchase accounting step-up	$2,242
Adjustment to record additional depreciation related to the PP&E fair value adjustment	733
Transaction accounting adjustment	$2,975

C.	Represents the adjustment to record the Chase interest expense adjusted by the NuCera interest expense, consisting of the following (in thousands):

Preliminary Estimated Amount
Adjustment to record Chase interest expense from purchase accounting	$(10,038)
Less: historical NuCera interest expense	2,826
Transaction accounting adjustment	$(7,212)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

D.	Represents the adjustment to record the tax impact of the pro forma adjustments using the statutory rate, consisting of the following (in thousands):

Preliminary Estimated Amount
Adjustment to record Chase tax impact from purchase accounting	(6,447)
Less: Adjustment of NuCera tax impact from purchase accounting	841
Transaction accounting adjustment	$(5,606)